EXHIBIT 10.151

                              SETTLEMENT AGREEMENT
                                       AND
                          MUTUAL RELEASE OF ALL CLAIMS

         This Settlement Agreement and Mutual Release of
All Claims
("Settlement Agreement") is entered into by and between Ligand
Pharmaceuticals Incorporated ("Ligand") and Pfizer Inc
("Pfizer").

RECITALS:

         A. On May 1, 1991, Pfizer and Ligand entered into an agreement ("the
1991 Agreement"), pursuant to which they agreed to collaborate in the discovery and development of new pharmaceuticals for the treatment of osteoporosis. On
October 1, 1993, Pfizer and Ligand entered into a
Supplementary Agreement (the
"Supplementary Agreement") pursuant to which they agreed to terminate research activities at Ligand in furtherance of the objectives of the collaboration.

       B. On or about May 2, 1991, Ligand and Pfizer entered into a Stock
Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Pfizer paid Ligand $7,500,000 and Ligand issued to Pfizer
3,000,000 shares of Ligand's
Series D preferred Stock, which shares were subsequently converted into
1,353,125 shares of Ligand common stock ("the subject stock") .



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark").
This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential
Treatment under Rule 406 under the Securities Act.

         C. Pfizer has been engaged in the development of a compound known as droloxifene as a potential drug for the treatment of osteoporosis and breast cancer. The chemical structure of droloxifene is set forth in Exhibit A attached to this Settlement Agreement. Pfizer has been engaged in the development of the compound CP-336,156 as a potential drug for the treatment of osteoporosis. The chemical structure of CP-336,156 is set forth in Exhibit B attached to this
Settlement Agreement.

         D. A dispute has arisen between Ligand and Pfizer concerning their respective rights and obligations under the terms of the 1991 Agreement and the
Supplementary Agreement with respect to past and future milestone payments and future royalty payments from Pfizer to Ligand in connection with Pfizer's development of droloxifene. On December 21, 1994, Ligand filed an action against
Pfizer in the San Diego Superior Court entitled Ligand
Pharmaceuticals
Incorporated, etc. v. Pfizer Inc., etc., et al., Case No.
683965 ("said legal
action"). Ligand's complaint in said legal action alleges, inter alia, that
Pfizer breached the 1991 Agreement and the Supplementary
Agreement by failing to
make milestone payments to Ligand. It also seeks declaratory relief with respect to a dispute between Pfizer and Ligand over Pfizer's future obligations to make milestone and royalty payments to Ligand under the terms of the 1991 Agreement and the Supplementary Agreement. Pfizer filed an answer in said legal action denying the material allegations of Ligand's complaint.
       E. In accordance with the provisions of this Settlement Agreement,
Ligand and Pfizer have reached a settlement and resolution of all disputes that have arisen between them, including all disputes concerning the 1991 Agreement, the Supplementary Agreement, all disputes arising from any of the facts set forth in Recitals A-D above, and all disputes and issues raised during the course of said legal action that could have been properly plead and tried in state court. Ligand and Pfizer wish to restore their relationship to one of respect and collegiality and to fix and establish in this Settlement Agreement their respective rights and future obligations.

AGREEMENT:

         1.       Materiality
                  Pfizer and Ligand acknowledge and agree
that each provision of
this Settlement Agreement is material to their respective decisions to settle said legal action and all disputes that have arisen between them concerning the
1991 Agreement and the Supplementary Agreement. Pfizer and
Ligand further
acknowledge and agree that neither of them would have entered into this
Settlement Agreement in the absence of any of its provisions.

         2.       Milestone Payments

                  2.1 The schedule of milestone payments
set forth in Section
4.1 of the 1991 Agreement is, except as expressly modified by the provisions of this Settlement Agreement, hereby incorporated into this Settlement Agreement.

                  2.2 Pfizer shall be obligated to pay to
Ligand and Ligand
shall have the right to receive from Pfizer, at most, one set of milestone payments for CP-336,156 or droloxifene whichever, if any, reaches each milestone first, for any and all indications for the treatment of disease in human beings
("indication"). Pfizer and Ligand acknowledge and agree that Ligand has already received the first milestone payment (i.e., Satisfaction of Development
Criteria) of $100,000.

                  2.3 Within fifteen days of receipt of
notice of the execution
of this Settlement Agreement by Ligand and its attorneys of record in said legal action, which notice may be given by facsimile to Pfizer's attorneys of record in said legal action at (714) 851-2351, Pfizer will pay to Ligand the second milestone payment (i.e., Submission of IND) for droloxifene in the amount of
$350,000.

                  2.4 On September 1, 1996, Pfizer will
make payment to Ligand
in the sum of $900,000 as a credit against the third milestone payment (i.e.,
Initiation of Phase III Clinicals) for droloxifene, provided that on September
1, 1996, Pfizer is
continuing with clinical studies with droloxifene for treatment of osteoporosis and has not previously given Ligand written notice of Pfizer's abandonment of its development of droloxifene as a drug for the treatment of osteoporosis.
Subject to the provisions of Section 2.6 below, this payment will be credited against future royalty payments for droloxifene or CP
336,156 for any indication
if Pfizer gives written notice to Ligand after September
1, 1996, of its
abandonment of development of droloxifene as a drug for treatment of osteoporosis before the United States Food and Drug
Administration and all other
equivalent foreign regulatory bodies prior to the approval of a New Drug
Application ("NDA") (or its foreign equivalent) for droloxifene for the treatment of osteoporosis. For the purposes of this Agreement, the phrase
"equivalent foreign regulatory bodies" shall mean those drug approval regulatory bodies located in the following countries: Japan, Canada, Switzerland or any member of the European Union.

                  2.5 If Ligand has not already received
the third milestone
payment (i.e., Initiation of Phase III Clinicals or its foreign equivalent) pursuant to Section 2.6 below, Pfizer shall pay to Ligand
$900,000 against the
third milestone payment (i.e., Initiation of Phase III
Clinicals or its foreign
equivalent) if and when droloxifene enters Phase III
(i.e., pivotal efficacy)
clinical trials for treatment of osteoporosis. This payment shall not be refundable.

                  2.6 If droloxifene enters Phase III
clinical trials for any
indication other than osteoporosis or breast cancer or if CP-
336,156 enters
Phase III clinical trials for any indication, Ligand will be paid the balance
($900,000) of the third milestone payment of $1.8 million pursuant to Section
4.1 of the 1991 Agreement (i.e., Initiation of Phase III
Clinicals or its
foreign equivalent) and Ligand shall no longer be obligated to credit the
$900,000 payment set forth in Section 2.4 above or, if such $900,000 payment or any portion thereof has been credited as set forth in
Section 2.4, Pfizer shall
reimburse Ligand for the amount of such credit. Consistent with the provisions of Section 2.2 above, Pfizer and Ligand agree that if Ligand has previously received either or both of the payments set forth in Sections 2.4 and 2.5 above, such payments shall be credited against any obligation of Pfizer to make the third milestone payment under the provisions of this
Section 2.6 such that in no
event shall Ligand be entitled to receive more than $1,800,000 for the third milestone.

                  2.7 Ligand shall be eligible to receive
and Pfizer shall be
obligated to pay the fourth (i.e., Submission of NDA or its foreign equivalent) and fifth (i.e., Approval of NDA or its foreign equivalent
) milestone payments
in the event either CP-336,156 or droloxifene qualifies for these milestones for any indication.

                  2.8 $2,500,000 of the milestone payments made by Pfizer to
Ligand, including the $100,000 milestone payment noted in
Section 2.2 above,
shall be creditable by Pfizer against future royalties under Sections 3.1-3.4 below, provided that no credit under this Settlement
Agreement may be used to
reduce the royalties owed in any quarter by more than fifty percent (50%).

                  2.9 Pfizer's obligation to pay
milestones to Ligand pursuant
to Sections 2.1 through 2.8 above may, consistent with the provisions of Section
5.2 below, be discharged, by the transfer of the subject stock or a portion of it to Ligand.

         3.       Royalty Payments

                  3.1 Pfizer shall be obligated to pay
Ligand a royalty of one
percent (1%) of Net Sales of droloxifene for treatment of breast cancer, which obligation shall increase to three percent (3%) of Net
Sales of droloxifene for
any and all indications if and when Pfizer makes sales of droloxifene for any indication other than breast cancer.

                  3.2 Pfizer shall be obligated to pay
Ligand a royalty of six
percent (6%) of Net Sales of CP-336,156 for any and all indications. In addition, Pfizer shall be obligated to pay Ligand a royalty of six percent (6%) of Net Sales (and any unearned milestones, if any) on any compound which exerts its primary mechanism of action through the estrogen receptor and which was screened or characterized by Ligand during the collaboration under the 1991 Agreement, or was screened or characterized by
Pfizer using constructs, reagents or assays, provided to Pfizer by Ligand or constructs, reagents or assays which are embraced by claims in issued patents, or pending patent applications owned or licensed by Ligand, for any and all indications. Pfizer's obligations to Ligand for compounds, other than CP-336,156 and droloxifene, will terminate if development of such compounds (i.e., issuance of a Candidate Alert Notice or its equivalent) is not initiated within three years of the effective date of this Settlement Agreement.

                  3.3 For the purposes of calculating and
reporting on royalty
payments under Sections 3.1 and 3.2 above, Sections 1.3,
6.1, and 6.2 of the
1991 Agreement are hereby incorporated into this Settlement Agreement. Pfizer will pay Ligand the royalty set forth in Section 3.1 above on Net Sales of droloxifene on a country-by-country basis for a period of fifteen years from the first sale of droloxifene in each country, or until the Occurrence of Generic
Competition with droloxifene in each country, whichever occurs first, provided, however, in no instance will Pfizer pay royalties to Ligand on Net Sales of droloxifene on a country-by-country basis under this
Section 3.3 for a period of
less than twelve years from the first sale of droloxifene in each country. As used herein, the phrase "Occurrence of Generic
Competition" shall mean the first
business day of the calendar quarter following the provision of written notice by Pfizer to Ligand of the grant of an ANDA (or its equivalent) for droloxifene to a third party in a country by the appropriate regulatory body or bodies of that country (e.g., the United States Food and Drug
Administration, the Canadian Pricing Board) empowered to grant such approval(s) to the third party within that country, provided that the third party granted such approval cannot be (i) Pfizer, including its subsidiaries, affiliates, collaborators, licensees, licensors, and licensees of its licensors, or any party receiving rights relating to droloxifene from Pfizer or (ii) a party that obtains a compulsory license to droloxifene. Pfizer will pay Ligand the royalty set forth in Section 3.2 above on Net Sales of CP-336,156 on a country-by-country basis for a period of fifteen years from the date of first sale in each country or until expiration of the last
Pfizer patent on CP-336,156
in each country, whichever occurs first.

                  3.4 Pfizer's obligation to pay royalties to Ligand pursuant to
Sections 3.1 and 3.2 above may, consistent with the provisions of Section 5.2 below, be discharged by the transfer of the subject stock or a portion of it to Ligand.

         4.       Warranties and Representations by Pfizer
                  Pfizer hereby warrants and represents as follows:
                  4.1 Pfizer presently has in development
no successor
compounds to droloxifene or CP-336,156. As set forth in this warranty and representation, "successor compound" means any compound that is derived from or whose synthesis was based upon the chemical structures of either droloxifene or CP-336,156.

                  4.2 With the exception of CP-336,156 and droloxifene, Pfizer has no compound in development for any indication that was screened or characterized by Ligand during the collaboration under the 1991 Agreement or was screened or characterized by Pfizer at any time using constructs, reagents, or assays provided to Pfizer by Ligand or constructs, reagents or assays which are embraced by claims in issued patents or pending patent applications owned or licensed by Ligand. Pfizer has, with the exception of CP
336,156 and
droloxifene, no compounds in development that qualify for milestone or royalty payments under the 1991 Agreement.

                  4.3 Pfizer has ceased using, has no
intention of ever again
using, and will not in the future use any constructs, reagents, or assays that were provided to Pfizer by Ligand at any time during the collaboration under the
1991 Agreement or that were otherwise obtained by Pfizer pursuant to the 1991
Agreement or the Supplementary Agreement or constructs, reagents or assays which are embraced by claims in issued patents or pending patent applications owned or licensed by Ligand.

                  4.4 As of the effective date of this
Agreement, Pfizer has
made no decision to terminate development of droloxifene for osteoporosis or any other indication, and droloxifene currently is in, or Pfizer plans to initiate, Phase II or Phase
II/III clinical trials for
droloxifene in osteoporosis. Nothing in this provision shall abrogate or otherwise alter Pfizer's rights under paragraph 6 of this Settlement Agreement.

         5.       Subject Stock

                  5.1 Except as set forth in this
Settlement Agreement, Pfizer
shall not sell, transfer or otherwise dispose of the subject stock for a period of seven years from the effective date of this Settlement
Agreement.

                  5.2 At the option of either Pfizer or
Ligand, the subject
stock may be used to satisfy any obligations of Pfizer to make payment of milestones or royalties to Ligand pursuant to Sections 2.1
2.9 and 3.1-3.4
above. For purposes of calculating the amount of credit to be given to transfers of the subject stock from Pfizer to Ligand under this provision, the subject stock shall be valued at its closing selling price per share as of the effective date of this Settlement Agreement as reported by the National Association of
Securities Dealers, Inc. through its Nasdaq system.

                  5.3 If Pfizer abandons development of
droloxifene and
CP-336,156 for all indications for all countries, the provisions of Section 5.1 above shall, upon written notice of such abandonment from Pfizer to Ligand, cease.

        6.       Pfizer's Control of Development of
Droloxifene and CP-
                  336,156
                  Pfizer and Ligand agree that Pfizer will retain absolute discretion and control regarding the development, regulatory filings, promotion, marketing, selection of indications to pursue, protection of intellectual property rights, and pursuit or abandonment of droloxifene and
CP-336,156.

         7.       Ligand's Right to Pursue CP-336,156 if
Abandoned: Not
                  Droloxifene
                  7.1 Pfizer and Ligand agree that in the
event Pfizer
abandons CP-336,156 for all indications for all countries, Ligand shall have the right to develop and market CP-336,156 free of any control or restrictions by
Pfizer. Pfizer shall promptly give written notice to Ligand of its abandonment of CP-336,156 in the event Pfizer determines not to pursue further development of CP-336,156. Upon abandonment, Pfizer shall also grant
Ligand a worldwide
exclusive royalty-free license to all patents and all patent applications relating to CP-336,156, including the right to make, have made, use, offer for sale, sell, and import CP-336,156, as well as the right to grant sublicenses, and the right to prosecute pending patent applications and to enforce the patents and prosecute infringers. Pfizer shall also provide to Ligand, free of any confidentiality obligation and at Ligand's expense for copying charges and postage, those technical materials (including regulatory approvals, if any and if remaining in force) which are reasonably necessary for continuation of development of CP-336,156 by Ligand.

                  7.2 Pfizer and Ligand agree that, if
Pfizer abandons
droloxifene, Ligand shall not acquire any rights in droloxifene.

        8.       Publicity Regarding Settlement and
Development of
                 Droloxifene: News Release
                  8.1      Ligand and Pfizer agree that in
characterizing or
describing the settlement and resolution of said legal action or the terms and conditions of this Settlement Agreement, neither party will make any statements that such party has been successful, attained a victory, or prevailed in said legal action. Pfizer and Ligand acknowledge that this Settlement Agreement is the product of a compromise and a desire by both parties to restore their relationship to one of respect and collegiality and that neither of them has attained a victory, prevailed, or succeeded in said legal action. Pfizer and
Ligand agree that Ligand may state that it performed work on droloxifene at
Pfizer's request, but may not state that it engaged in the joint drug development of droloxifene with Pfizer or any other party.

                  8.2 Pfizer and Ligand shall, within five business days after the effective date of this settlement agreement, issue a mutually agreed upon joint press release in the form attached to this Settlement Agreement as Exhibit
C.

         9.       Periodic Reports by Pfizer

                  Pfizer shall make reports to Ligand two
times per year, each
June 1 and December 1 setting forth the information specified in Exhibit D attached to this Settlement Agreement. During the duration of this reporting requirement, Pfizer shall be afforded a 15-day grace period for no more than two reports.

         10.      Mutual Release of Claims

                  In consideration of the obligations,
warranties and
representations of each of the parties to this Settlement
Agreement, and
contingent upon each party's timely performance of them, Pfizer and Ligand each hereby releases and forever discharges the other, and each of their stockholders, predecessors, successors, affiliated corporations, subsidiary corporations, parent corporations, agents, directors, officers, employees, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, from any and all liability whatever, including all claims, demands and causes of action, of every nature, including, without limitation, any claims for breach of contract, declaratory relief, misrepresentation, or any other form. of damage or theory of recovery whatever arising from any of the facts and circumstances set forth in Recitals A-D above, and further including, without limiting the generality of the foregoing, any claims arising out of, based upon or relating to the 1991
Agreement, the
Supplementary Agreement, or said legal action, as well as any claims which could have been properly plead and tried in state court in said legal action. Pfizer and Ligand shall each bear their own attorneys' fees and costs incurred in this action.
         Ligand and Pfizer each acknowledge that they have been advised by legal counsel and are familiar with the provisions of California
Civil Code Section
1542, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO
CLAIMS WHICH THE
                  CREDITOR DOES NOT KNOW OR SUSPECT TO
EXIST IN HIS FAVOR AT THE
                  TIME OF EXECUTING THE RELEASE, WHICH IF
KNOWN BY HIM MUST HAVE
                  MATERIALLY AFFECTED HIS SETTLEMENT WITH
THE DEBTOR."

         Pfizer and Ligand, and each of them, being aware of said Code section, hereby expressly waive any rights they may have thereunder.

         11.      Dismissal with Prejudice

                  Ligand hereby authorizes and directs its attorneys of record in said legal action, William F. Sullivan and Brobeck, Phleger & Harrison,
L.L.P., to execute a dismissal with prejudice of said legal action in the form attached hereto as Exhibit E and direct their attorneys to file said dismissal with the San Diego Superior Court within seven days after the effective date of this settlement.

         12.      Confidentiality

                  Pfizer and Ligand hereby incorporate
Section 8.1 of the
1991 Agreement for purposes of limiting the disclosure of confidential information provided by either party to the other under the provisions of this Settlement Agreement.

         13.      Governing Law

                  This Settlement Agreement shall be
governed by and construed
in accordance with the laws of the State of New York.

         14.      Written Notices

                  All written notices, payments, and
reports, except as
otherwise set forth in this Settlement Agreement, shall be deemed to be effective when mailed, postage prepaid, by first class, registered or certified mail to:

                  (if to Pfizer)

                  Pfizer Inc.
                  Attn:  President, Central Research 235
                  East 42nd Street
                  New York, NY 10017
                           Copy to: General Counsel
and
                  (if to Ligand)
                  Ligand Pharmaceuticals Incorporated
                  Attn:  General Counsel
                  9393 Town Center Drive, Suite 100
                  San Diego, CA 92121

or to such other person or by such other means to which the parties may from time to time have agreed.

         15.      Successors and Assigns

                  The terms of this Settlement Agreement
shall enure to the
benefit of and be binding upon the respective successors and assigns of each party.

          16.      Entire Agreement: Integration

                  The terms and conditions of this
Settlement Agreement
constitute the entire agreement between Pfizer and Ligand and supersede all previous negotiations or agreements, either oral or written, between the parties with respect to the subject matter of this Settlement
Agreement. The Stock
Purchase Agreement and Amended Registration Rights
Agreement executed between
Ligand and Pfizer dated June 24, 1994 survive and are not affected by this
Settlement Agreement except as specifically provided herein. This Settlement
Agreement shall not be amended, supplemented or abrogated other than by a written instrument signed by the authorized representative of each party.

         17.      No Waiver

                  The failure of either party to enforce
at any time any of the
provisions of this Settlement Agreement, or any rights in respect of it, or to exercise any election provided in it, shall in no way be considered to be a waiver of such provisions, rights or elections, and shall in no way affect the validity of this Settlement Agreement.

         18.      Compromise And Settlement

                  This Settlement Agreement is entered
into
solely by way of
compromise and settlement of said legal action and the dispute between Ligand and Pfizer and is not and shall not be construed as an admission of liability, responsibility or fault by either party.

         19.      Counterparts
                  This Settlement Agreement may be
executed in one or more
counterparts by each party and their attorneys, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         20.      Effective Date

                  The effective date of this Settlement
Agreement shall be April
19, 1996.

         21.      Rights Through Affiliates

                  Pfizer and Ligand may execute their
rights and fulfill their
obligations through their affiliates.

         22.      Headings

                  The headings used in this Settlement
Agreement are inserted
for reference only and shall not be deemed to be a part of the text.

         23.      Assurances and Warranties

                  Ligand and Pfizer agree to execute,
acknowledge and deliver
such further instruments, and to do such other acts, as may be reasonably necessary in order to carry out the intent and purposes of this Settlement
Agreement. Each party warrants that it has the authority to enter into this
Settlement Agreement on the basis of the terms and conditions herein and that it has not made any other agreement inconsistent with its obligations under this
Settlement Agreement.

         24.      Severability of Provisions

                  The invalidity or unenforceability of
any provision of this
Settlement Agreement shall in no way affect the validity or enforceability of any other provision of this Settlement
Agreement.


Dated: April 20, 1996                           LIGAND
PHARMACEUTICALS

INCORPORATED
                                                By:  David
E. Robinson
                                                Its:
President and CEO

APPROVED AS TO FORM AND CONTENT
THIS 20 DAY OF APRIL, 1996

BROBECK, PHLEGER & HARRISON, L.L.P.

By:      WILLIAM F. SULLIVAN
         ____________________________
         William F. Sullivan
         Attorneys for Ligand
         Pharmaceuticals Incorporated

Dated:   April 23, 1996                         PFIZER
INC

                                                By:
Steven Kany
                                                Its: Sr.
Asst. General Counsel

APPROVED AS TO FORM AND CONTENT
THIS 22 DAY OF APRIL, 1996

PALMIERI, TYLER, WIENER,
WILHELM & WALDRON

By:      FRANK C. ROTHROCK
         ___________________________
         Frank C. Rothrock
         Attorneys for Pfizer Inc

         This Exhibit contains a diagram of the
chemical structure of
droloxifene.

                                    EXHIBIT A

*CONFIDENTIAL

TREATMENT REQUESTED


                                    EXHIBIT B




















                                       *













                                       *
                                       *

                                    EXHIBIT C

                                  [INSERT DATE]

FOR IMMEDIATE RELEASE
CONTACT:          Brian McGlynn              Susan Atkins
                  Pfizer Inc                 Ligand
Pharmaceuticals Inc.
                  (203) 441-5448             (619) 550-
7687

                        PFIZER AND LIGAND END LITIGATION
                                OVER DROLOXIFENE

         SAN DIEGO - April [X], 1996 - Pfizer Inc
(NYSE:PFE) and Ligand
Pharmaceuticals Inc. (NASDAQ/NMS:LGND) today announced that the two companies settled a lawsuit for breach of contract filed by Ligand against Pfizer in
December 1994.

       In order to end the costs and avoid the risks inherent in litigation,
Ligand and Pfizer settled the lawsuit and reached agreement that Ligand will be eligible to receive certain milestones and royalties in connection with droloxifene. Droloxifene, licensed by Pfizer from Klinge
Pharma Gmbh, is
currently in Phase III clinical trials for breast cancer and Phase II clinical trials for osteoporosis. These payments are contingent upon the compound's advancement toward regulatory approval and sales as a drug in breast cancer, osteoporosis or other indications.

         "We are pleased to bring an end to this
litigation and
restore a normal business relationship with Pfizer, Ligand's first collaborative partner," stated David E.
Robinson, Ligand
President and Chief Executive Officer. "We value our relationship with Pfizer in the development and commercialization of compounds for osteoporosis, one of the truly exciting growth markets, as well as for other indications."
         Ligand and Pfizer entered into a collaboration in 1991 to
apply Ligand's intracellular receptor (IR) technology to the pursuit of drugs for the treatment of osteoporosis.
The collaboration research phase ended in 1993.

         Pfizer Inc is a diversified, research-based health care company with global operations. The company reported sales of more than $10.02 billion for
1995.

         Ligand Pharmaceuticals Incorporated, founded in
1987, is a leader in
gene transcription technology, particularly IR technology and Signal Transducers and Activators of Transcription (STATs). Ligand applies IR and STATs technology to the discovery and development of small molecule drugs to enhance therapeutic and safety profiles and to address major unmet patient needs in cancer, women's health and skin diseases, as well as osteoporosis, cardiovascular and inflammatory disease.

         This statement contains certain forward looking statements by Ligand and Pfizer and actual results could differ materially from those described as a result of factors, including, but not limited to, the following. There can be no assurance that droloxifene, or any development candidate identified as a result of the Pfizer-Ligand collaboration, will be successfully developed, that regulatory approvals will be granted, or patient and physician acceptance of these products will be achieved.

                                    EXHIBIT D

                             REPORTING REQUIREMENTS

        24.1 Reporting Requirement Objectives: The objectives of these reporting requirements are to provide definitive guidelines by which Pfizer will furnish Ligand with objective information regarding the development of droloxifene, CP-336,156 and any compound for which development is initiated under the terms of Section 3.2 of the Settlement Agreement
(collectively
"subject compounds"). It is the intention of the parties to define these guidelines with sufficient specificity such that the satisfaction of each requirement can be objectively determined.

         24.2     Contents of Reports:  Each report will
include the
following:
                  (1)      Copies of the preclinical
pharmacology and toxicology
summaries prepared for the IND and NDA for each of the subject compounds, when complete and approved within Pfizer, if not previously provided.

                  (2)      Copy of the Investigator's
Brochure for the
subject compounds, including any amendments, when available and if not previously provided.

                  (3)      Copies of the Integrated
Summary
of Efficacy and
Integrated Summary of Safety prepared for the NDA for each of the subject compounds, when complete and approved within Pfizer, if not previously provided.

                  (4)      Any projected and actual
initiation dates for
clinical trials for each subject compound for all indications.

                  (5)      Any projected and actual dates
of
completion of
clinical phases.

                  (6)      The projected and actual
completion dates of each
trial.

                  (7)      Any projected and actual dates
of
NDA submissions for
each subject compound and any FDA response thereto.

                  (8)      Notification of, and a summary
of
the basic terms,
when Pfizer enters into any sub-licensing, co-marketing or co-promotion plans with respect to the subject compounds.

                  (9)      Copies of any galley proofs
within Pfizer's
possession of publications (preclinical and clinical) by Pfizer or its investigators or Pfizer's third party collaborators/investigators concerning the subject compounds.

                  (10)     Copies of materials presented
to
financial
analysts concerning the subject compounds.

         C.       Changes in Expected Dates:  Pfizer will
notify Ligand
of any delays in the development of either subject compound as outlined above and will summarize the cause(s) of such delay.

         D.       Responsibility for Preparation:  Michael
R. Ostrander,
Ph.D., Associate Director of Regulatory Affairs at Pfizer
Central
Research, or his successor, will have responsibility for providing Ligand with these reports.

         E.       Reporting Deadlines:  The above reports
will be
furnished to Ligand twice a year, on June 1 and December 1 of each calendar year, subject to a maximum of two 15-day grace periods during the duration of the reporting requirement.

         F.       Confidentiality:  Ligand will agree to
maintain as
confidential any and all documents and information provided in these reports that Pfizer designates in writing as confidential and will not disclose such confidential information or documents to any third parties. The foregoing obligations shall not apply when and to the extent such documents and information
(hereinafter collectively, "Information") (1) was already in Ligand's possession at the time of disclosure thereof,
(2) was
lawfully available to the public prior to receipt of such Information by Ligand, (3) through no act on the part of Ligand, thereafter becomes lawfully available to the public, (4) is required to be disclosed by Ligand to a third party by law or legal process, provided that, should Ligand be required to make such disclosure, they will take all reasonable steps to inform
Pfizer of such disclosure in sufficient time for Pfizer to oppose such disclosure before it takes place, (5) is received from a third party having no obligations of confidentiality to Pfizer,
(6) on written advice of reasonably acceptable independent outside counsel (a copy of which is furnished to Pfizer) is reasonably required to be disclosed by Ligand to the securities markets pursuant to section 10(b)(5) of the Securities and Exchange Act of 1934 or the NASD Schedule "D", P.
1806(A), provided, however, that the law firm of Brobeck, Phleger & Harrison LLP is deemed by the parties to be acceptable outside counsel, (7) is required to be disclosed to a third party evaluator of Ligand (e.g., investment banker, analyst) provided, however, prior to making such a disclosure, Ligand will first secure a confidentiality agreement with the third party evaluator substantially incorporating the provisions of this paragraph, but only including exceptions (1)-(5) herein, or (8) is approved by a disclosing Party for disclosure by the receiving Party.
The
obligations imposed in this paragraph will run during the time that royalty payments are made to Ligand by Pfizer.

         G.       Expiration:  Pfizer's obligations under
these reporting
requirements with respect to each of the subject compounds will expire for a given indication upon NDA approval for that indication for each compound or, if and when, each such compound is abandoned.

Name, Address and Telephone                     space
below
for use of
    No. of attorney(s)                             Court
Clerk only


BROBECK, PHLEGER & HARRISON LLP
William E. Trautman, Bar No. 37731
William F. Sullivan, Bar No. 78353
Christopher H. McGrath, Bar No. 149129
550 West "C" Street, Suite 1300
San Diego, CA 92101      619-234-1966

Attorney(s) for: Plaintiff LIGAND
PHARMACEUTICALS INCORPORATED

- ----------------------------------------------------------
- --------------------
               SUPERIOR COURT OF CALIFORNIA, COUNTY OF SAN
DIEGO ----------------------------------------------------
- --------------------------
(SUPERIOR, MUNICIPAL or JUSTICE)


- ----------------------------------------------------------
- --------------------
    (Name of Municipal or Justice Court District or of branch court, if any)


Plaintiff(s): LIGAND PHARMACEUTICALS       CASE NUMBER
683965
INCORPORATED, a Delaware
corporation,                                    REQUEST
FOR
DISMISSAL
                                                    TYPE
OF ACTION
Defendant(s): PFIZER INC, a Delaware       [ ] Personal
injury, Property Damage
corporation, and DOES 1 through                and
Wrongful
Death;
50, inclusive,                             [ ] Motor
Vehicle
[ ] Other
                                           [ ] Domestic
Relations
                                           [ ] Eminent
Domain
                                           [x] Other:
(Specify) Breach of
       (abbreviated title)                      Contract;
Declatory Relief

- ----------------------------------------
TO THE CLERK: Please dismiss this action as follows:
(Check applicable boxes.)

1. [x] With prejudice        [ ] Without prejudice
2. [x] Entire action         [ ] Complaint only        [ ]
Position only
   [ ] Cross-complaint only  [ ] Other (Specify)*



                                           BROBECK,
PHLEGER & HARRISON

Dated: April   , 1996                      ---------------
- --
- ------------------
* It dismisses requested as of             Attorney(s) for
Plaintiff Ligand
specified parties only, or specified       Pharmaceuticals
Incorporated
causes of action only or of specified
cross-complaints only, to state and
identify the parties, causes of actions    ---------------
- --
- -------------------
or cross-complaints to be dismissed.       (Type or print
attorney(s) name(s))

                                           William F.
Sullivan, Esq.

- ----------------------------------------------------------
- --------------------
TO THE CLERK: Consent to the above dismissal is hereby given.

Dated: -----------------------------       ---------------
- --
- -------------------
When a cross-complaint (or recourse        Attorney(s) for
(marriage) among affirmative ??) is
on ??, the attorney(s) for the cross-
complaint (respondent) must sign the       ---------------
- --
- -------------------
consent qhen required by CCP               (Type or print
attorney(s) name(s))
Sec1(1), (2) or (5)

- ----------------------------------------------------------
- --------------------
(To be completed by clerk)

[ ] Dismissal entered as requested on
_________________________________________

[ ] Dismissal entered on ______________ as to only
____________________________

[ ] Dismissal not entered as requested for the following reason(s), and attorney(s) notified on



______________________________Clerk

Dated_________________________________
By__________________________, Deputy

- ----------------------------------------------------------
- -------------------
Form Adopted by Rule 982 of      REQUEST FOR DISMISSAL
CCP 581, etc.
  The Judicial Council of             EXHIBIT E
Cal. Rules of Court,
         California
Rule 1233
Revised Effective July 1, 1972